Exhibit 13.2

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, I, Remington Hu, Chief Financial Officer of Yucheng Technologies Limited (the “Company”), certify, to my knowledge, that the Company’s annual report on Form 20-F for the year ended December 31, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 5, 2008

/s/ Remington Hu
Name: Remington Hu
Title: Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.